EXHIBIT 99(d)(5)

POWER OF ATTORNEY

Each of undersigned hereby constitutes and appoints Harry Zimmerman and Kenneth Davidson, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for the undersigned and in undersigned’s name, place, and stead, to do any and all acts and things and to execute any and all instruments which such attorneys-in-fact and agents may deem necessary or advisable to enable each of the undersigned to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing by Encore Medical Corporation under the Exchange Act of a Schedule 13E-3 Transaction Statement, and any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith relating to that Agreement and Plan of Merger, dated June 30, 2006, among Encore Medical Corporation, Grand Slam Holdings, LLC and Grand Slam Acquisition Corp., with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Exchange Act, as amended, this Power of Attorney has been signed by the following persons in the capacity and on the date indicated:

NAME	DATE

/s/ KENNETH W. DAVIDSON	August 14, 2006
Kenneth W. Davidson

/s/ HARRY L. ZIMMERMAN	August 14, 2006
Harry L. Zimmerman

/s/ WILLIAM W. BURKE	August 14, 2006
William W. Burke

/s/ PAUL D. CHAPMAN	August 14, 2006
Paul D. Chapman

/s/ JACK F. CAHILL	August 14, 2006
Jack F. Cahill

/s/ SCOTT A. KLOSTERMAN	August 14, 2006
Scott A. Klosterman
August 14, 2006
/s/ BRIAN ENNIS
Brian Ennis